As filed with the Securities and Exchange Commission on March 20, 2019

Registration Statement No. 333-229630

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Levi Strauss & Co.

(Exact name of registrant as specified in its charter)

Delaware	2325	94-0905160
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1155 Battery Street

San Francisco, CA 94111

415-501-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles V. Bergh

President and Chief Executive Officer

Levi Strauss & Co.

1155 Battery Street

San Francisco, CA 94111

415-501-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Eric Jensen Jodie Bourdet Siana Lowrey Cooley LLP 101 California Street, Fifth Floor San Francisco, CA 94111 415-693-2000	Harmit Singh Seth R. Jaffe David Jedrzejek Levi Strauss & Co. 1155 Battery Street San Francisco, CA 94111 415-502-6000	John L. Savva Sarah P. Payne Sullivan & Cromwell LLP 1870 Embarcadero Road Palo Alto, CA 94303 650-461-5600

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-accelerated Filer ☒	Smaller Reporting Company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 3 to the Registration Statement on Form S-1 (Registration No. 333-229630) of Levi Strauss & Co. is to update Exhibit 5.1 to the Registration Statement as indicated in Item 16(a) of Part II of this amendment. No change is made to Part I or Part II of the Registration Statement, other than to Item 16(a) of Part II, and those items have therefore been omitted. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II, the signature page to the Registration Statement and the exhibits filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

The exhibits to this registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement

3.1*	Restated Certificate of Incorporation of the Registrant, as currently in effect

3.1.1*	Certificate of Amendment of Restated Certificate of Incorporation of the Registrant, dated March 4, 2019

3.2*	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon completion of this offering

3.3*	Amended and Restated Bylaws of the Registrant, as currently in effect

3.4*	Form of Amended and Restated Bylaws of the Registrant, to be effective upon completion of this offering

4.1*	Form of Class A common stock certificate of the Registrant

4.2*	Indenture relating to the 5.00% Senior Notes due 2025, dated April 27, 2015, between the Registrant and Wells Fargo, National Association, as trustee

4.3*	Indenture relating to the 3.375% Senior Notes due 2027, dated February 28, 2017, between the Registrant and Wells Fargo, National Association, as trustee

4.4*	Registration Rights Agreement, dated February 28, 2017, between the Registrant and Merrill Lynch International

4.5*	U.S. Security Agreement, dated September 30, 2011, by the Registrant and certain subsidiaries thereof in favor of JP Morgan Chase Bank, N.A.

4.6*	Registration Rights Agreement, dated March 6, 2019, among the Registrant and the stockholders named therein

5.1	Opinion of Cooley LLP

10.1*	Stockholders Agreement, dated April 15, 1996, among LSAI Holding Corp. (predecessor of the Registrant) and the stockholders named therein

10.2*	First Amendment to Stockholders Agreement, dated December 22, 2014

10.3*	Amended and Restated 2016 Equity Incentive Plan

10.4*	Form of Stock Appreciation Right Grant Notice and Agreement under the 2016 Equity Incentive Plan

10.5*	Form of Restricted Stock Unit Award Grant Notice and Agreement under the 2016 Equity Incentive Plan

10.6*	Form of Performance Vested Restricted Stock Unit Award Grant Notice and Agreement under the 2016 Equity Incentive Plan

10.7*	2019 Equity Incentive Plan

10.8*	Form of Stock Option Grant Notice and Agreement under the 2019 Equity Incentive Plan

10.9*	Form of Restricted Stock Unit Grant Notice and Agreement under the 2019 Equity Incentive Plan

10.10*	2019 Employee Stock Purchase Plan

Exhibit Number	Description of Document

10.11*	Excess Benefit Restoration Plan

10.12*	Supplemental Benefit Restoration Plan

10.13*	First Amendment to Supplemental Benefit Restoration Plan

10.14*	Severance Plan for the Worldwide Leadership Team, effective March 1, 2017

10.15*	Annual Incentive Plan, effective November 25, 2013

10.16*	Amended and Restated Deferred Compensation Plan for Executives and Outside Directors, effective January 1, 2011

10.17*	First Amendment to Amended and Restated Deferred Compensation Plan for Executives and Outside Directors, dated August 26, 2011

10.18*	Rabbi Trust Agreement, effective January 1, 2003, between the Registrant and Boston Safe Deposit Trust Company

10.19*	Employment Agreement, dated June 9, 2011, between the Registrant and Charles V. Bergh

10.20*	Amendment to Employment Agreement, effective May 8, 2012, between the Registrant and Charles V. Bergh

10.21*	Amendment to Employment Agreement, effective January 30, 2018, between the Registrant and Charles V. Bergh

10.22*	Employment Offer Letter, dated April 29, 2016, between the Registrant and Roy Bagattini

10.23*	Employment Offer Letter, dated July 18, 2013, and Extension of Assignment Letter, dated July 6, 2016, between the Registrant and Seth Ellison

10.24*	Employment Offer Letter, dated September 19, 2016, between the Registrant and David Love

10.25*	Employment Offer Letter, dated December 10, 2012, between the Registrant and Harmit Singh

10.26*	Form of Amended and Restated Indemnification Agreement, between the Registrant and each of its directors and executive officers

10.27*	Lease, dated July 31, 1979, between the Registrant and Blue Jeans Equities West

10.28*	Amendment to Lease, dated January 1, 1998, between the Registrant and Blue Jeans Equities West

10.29*	Second Amendment to Lease, dated November 12, 2009, among the Registrant, Blue Jeans Equities West, Innsbruck LP and Plaza GB LP

10.30*	Second Amended and Restated Credit Agreement, dated May 23, 2017, among the Registrant, Levi Strauss & Co. (Canada) Inc., certain other subsidiaries of the Registrant party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Multicurrency Administrative Agent, and the other financial institutions, agents and arrangers party thereto.

10.31*	Amendment No. 1 to Second Amended and Restated Credit Agreement, dated October 23, 2018, among the Registrant, Levi Strauss & Co. (Canada) Inc., JPMorgan Chase Bank, N.A., as Administrative Agent and JPMorgan Chase Bank, N.A., Toronto Branch, as Multicurrency Administrative Agent

Exhibit Number	Description of Document

10.32#*	Master Services Agreement, dated November 7, 2014, between the Registrant and Wipro Limited (incorporated by reference to Exhibit 10.24 to the Registrant’s Annual Report on Form 10-K/A filed with the Commission on June 4, 2015)

10.33#*	Exhibits to Master Services Agreement, between the Registrant and Wipro Limited (incorporated by reference to Exhibit 10.25 to the Registrant’s Annual Report on Form 10-K/A filed with the Commission on June 4, 2015)

21.1*	Subsidiaries of the Registrant

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2	Consent of Cooley LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1*	Consent of Joshua E. Prime

101.INS*	XBRL Instance Document

101.SCH*	XBRL Taxonomy Extension Schema Document

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

*	Previously filed.
#	Portions of this exhibit have been redacted and filed separately with the Commission, pursuant to a request for confidential treatment granted by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on March 20, 2019.

LEVI STRAUSS & CO.

By:	/s/ Charles V. Bergh
Charles V. Bergh President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles V. Bergh Charles V. Bergh	President, Chief Executive Officer and Director (Principal Executive Officer)	March 20, 2019

/s/ Harmit Singh Harmit Singh	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 20, 2019

* Gavin Brockett	Senior Vice President and Global Controller (Principal Accounting Officer)	March 20, 2019

* Stephen C. Neal	Chairman of the Board of Directors	March 20, 2019

* Troy Alstead	Director	March 20, 2019

* Jill Beraud	Director	March 20, 2019

* Robert A. Eckert	Director	March 20, 2019

* Spencer C. Fleischer	Director	March 20, 2019

* David A. Friedman	Director	March 20, 2019

* Peter E. Haas Jr.	Director	March 20, 2019

Signature	Title	Date

* Christopher J. McCormick	Director	March 20, 2019

* Jenny Ming	Director	March 20, 2019

* Patricia Salas Pineda	Director	March 20, 2019

*By:	/s/ Charles V. Bergh
Charles V. Bergh
Attorney-in-Fact